Exhibit 10.5

ENOVATION CONTROLS, INC.

2014 LONG-TERM INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Enovation Controls, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Enovation Controls, Inc. 2014 Long-Term Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Grantee:	[ ]

Number of Restricted Shares:	[ ]

Date of Grant:	__________ __, 20__

Vesting Date(s):	[ ]

1. Number of Shares. The Company hereby grants to the Grantee the total number of restricted shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Company Stock”) set forth above as Number of Restricted Shares (the “Restricted Shares”), subject to all of the terms and conditions of this Agreement and the Plan.

2. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Agreement shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3. Vesting. The Restricted Shares shall vest upon the date(s) set forth above as the Vesting Date(s), in each case provided that the Grantee has been continuously employed by the Company from the Date of Grant through such Vesting Date(s). If the Grantee’s employment terminates due to death or disability all Restricted Shares shall become fully vested. If, within twenty-four (24) months following a Change in Control, the Company terminates the Grantee without Cause (as defined below) or the Grantee voluntarily terminates his or her employment for Good Reason (as defined below), all Restricted Shares shall become fully vested. If the Grantee’s employment with the Company terminates for any reason other than as described in the preceding two sentences, any unvested Restricted Shares then held by Grantee shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company.

(a) “Cause” means “Cause” as defined in the Grantee’s employment agreement or in the absence of such an agreement or such a definition, Cause will mean (i) the Grantee’s demonstrated and material neglect or continued failure or refusal to perform the material duties of the Grantee’s position (other than any such failure resulting from Grantee’s incapacity due to a disability), (ii) the Grantee’s conviction of a felony or a crime involving moral turpitude, other than a traffic offense that is not punished by a sentence of incarceration or a felony related to hunting live game, (iii) proven or admitted act of fraud by the Grantee that is not de minimis and that has caused, is causing, or reasonably is likely to cause harm to the Company or any of its affiliated or subsidiary entities, (iv) an act of misappropriation, theft or embezzlement by the Grantee, in each case that is not de minimis, that has caused, is causing, or reasonably is likely to cause harm to the Company or any of its affiliated or subsidiary entities, (v) the Grantee’s willful, reckless, or grossly negligent misconduct that is materially injurious, monetarily or otherwise, to the Company or any of its affiliated or subsidiary entities, or (vi) the Grantee’s use of illegal drugs in the course of, related to or connected with the business of the Company or any of its affiliated or subsidiary entities. For this purpose, no act, or failure to act, on the Grantee’s part shall be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s action or omission was in the best interest of the Company or any of its affiliated or subsidiary entities.

(b) “Good Reason” means “Good Reason” as defined in the Grantee’s employment agreement or in the absence of such an agreement or such a definition, Good Reason will mean, without the Grantee’s express written consent, the occurrence of any of the following events: (i) a material adverse change in the Grantee’s title, the nature or scope of the Grantee’s authority, powers, functions, duties, responsibilities, or reporting relationship; (ii) a material reduction in the Grantee’s rate of annual base salary; or (iii) a change in the Grantee’s primary employment location to a location that is more than 50 miles from its location immediately prior to such relocation. The Grantee’s employment may be terminated by the Grantee for Good Reason only if (x) the Grantee provides the Company (or its successor) with written notice of the event or circumstance giving rise to “Good Reason” within thirty (30) days after the Grantee has knowledge of the occurrence or existence of such event or circumstance, which notice shall specifically identify the event or circumstance that the Grantee believes constitutes “Good Reason,” (y) the Company (or its successor) fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) the Grantee resigns within thirty (30) days after the expiration of the cure period referenced in the preceding clause (y).

4. Change in Control. In the event of a Change in Control, the Restricted Shares shall be treated in accordance with Section 3.01 of the Plan.

5. Dividends. Any dividends or other distributions that are declared with respect to the shares of Company Stock underlying the Restricted Shares between the Grant Date and the Vesting Date of the Restricted Shares shall be paid to the Grantee on or as soon as practicable following the Vesting Date of such Restricted Shares, and shall not be paid to the Grantee in the event that such Restricted Shares do not become so vested.

6. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

7. Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

8. Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

9. Assignment and Transferability. Prior to the Vesting Date, the Restricted Shares may not be transferred, assigned or otherwise disposed of, and no transfer of the Grantee’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

10. Legend on Certificates. The Grantee agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE ENOVATION CONTROLS, INC. 2014 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ENOVATION CONTROLS, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

11. Securities Laws Requirements. The Company shall not be obligated to issue shares of Company Stock to the Grantee free of the restrictive legend described in Section 10 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.

12. Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

13. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

14. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

15. Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.

16. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to the Company:	Enovation Controls, Inc.
5331 South 122nd East Avenue
Tulsa, Oklahoma 74146
Attention: __________
If to the Grantee:	At the address in the Company’s payroll records.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by both of the parties hereto.

18. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understand the terms and provision thereof, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Agreement.

19. Taxes. The Company may require the Grantee to pay to the Company an amount the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes that the Grantee incurs as a result of the award or vesting of the Restricted Shares. With respect to any required tax withholding, the Grantee may: (a) deliver to the Company shares of Company Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; or (b) deliver cash to the Company sufficient to satisfy its tax withholding obligations. The Administrator, in its discretion, may deny the Grantee’s request to satisfy its tax withholding obligations using a method described under clause (a). In the event the Administrator determines that the aggregate Fair Market Value of the shares of Company Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Grantee must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

ENOVATION CONTROLS, INC.:

By:
Name:
Title:

GRANTEE:

Name: